Fourth Quarter and Full Year 2020 Earnings Presentation February 23, 2021

Westlake’s commitment to social responsibility and advancing sustainability is formed by the company’s longstanding core values:  Health, Safety & Environmental - The vigilant stewardship of the environment and sustainability are of utmost importance and at the forefront of everything we do.  Our People - Support, develop and inspire our people to achieve their personal best and treat them with dignity and respect.  Quality & Continuous Improvement – An intensive practice of “never-ending process of improvement.”  Competitiveness - Providing innovative and useful products, maintaining high standards of customer service and operational excellence with a constant focus on managing costs.  Citizenship - Recognizing the importance of supporting the communities in which we work and live and make it a priority to take an active role in making these communities better.  Westlake’s sustainability report can be found at https://www.westlake.com/sustainability Commitment to Social Responsibility and Advancing Sustainability Participating in Multi-Industry Associations for Environmental Protection Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls’ sustainable impact in the world, along with many other initiatives. Protecting the Environment Westlake has numerous programs designed to promote safe, ethical, environmentally and socially responsible practices including: a worldwide recycling program, operating in an energy efficient manner that stabilizes the power grids and reducing water usage and emissions. As discussed in our sustainability report, over a five year period, Westlake has reduced Sulphur Dioxide emissions to almost zero, reduced energy usage per ton of global production and achieved a nearly 30% reduction on CO2 emissions. 2

Westlake Chemical 2020 Highlights Business Highlights  Restored operations to all Lakes Charles, Louisiana facilities after two hurricanes struck the area in August and October of 2020  Strong sales volumes in PVC, Polyethylene and downstream building products began in the second half of 2020 and continued throughout the rest of the year, driving improved margins from strong packaging, housing and automotive demand  Generated $1.3 billion in cash flows from operations in 2020 through cost reductions, increased operational efficiencies, improved margins in strong sales while capturing tax savings  Refinancing of high-cost Go-Zone and Ike bonds drove annualized interest savings of $6 million per year while maintaining long-dated debt maturity profile 3 Business Highlights Reconciliations of EBITDA to the applicable GAAP measures can be found on pages 9, 10 and 11.

Industry Outlook  Robust PVC and Polyethylene demand driven by building products, packaging, and automotive  Supply/demand outlook remains tight in PVC  Outlook for Polyethylene chain margins remains strong  Continued strength in housing starts and remodeling  Durable goods demand is rebounding with improving economic growth 2021 Outlook  Strong global demand across our Polyethylene, PVC and building products businesses position us for capturing improved margins across our integrated chain  Downstream building products business to capitalize on projected rise in housing starts  Continued focus on controlling costs and driving efficiencies  Reinvestment in our businesses to sustain reliability and provide a platform for profitable growth  Ongoing commitment to advancing sustainability and social responsibility 4 Westlake Outlook Industry Outlook

Westlake Chemical Corporation Fourth Quarter 2020 Financial Highlights (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Other EBITDA to the applicable GAAP measures can be found on pages 9, 10 and 11. Fourth Quarter 2020 vs. Third Quarter 2020 + Higher sales prices and margins for polyethylene and PVC resin + Lower restructuring charges – Lost production, lower sales and higher maintenance expense from hurricanes – Lower caustic soda prices – Higher fuel costs Fourth Quarter 2020 vs. Fourth Quarter 2019 + Higher sales prices and margins for polyethylene and PVC resin + Higher earnings in building products business – Lost production, lower sales and higher maintenance expense from hurricanes 5 ($ in millions) 4Q 2020 3Q 2020 4Q 2020 vs. 3Q 2020 4Q 2019 4Q 2020 vs. 4Q 2019 2020 2019 2020 vs. 2019 Sales $1,965 $1,898 4% $1,883 4% $7,504 $8,118 (8%) Operating Income $178 $79 125% $102 75% $429 $656 (35%) Vinyls EBITDA $334 $209 60% $218 53% $957 $1,032 (7%) Olefins EBITDA $59 $86 (31%) $86 (31%) $303 $407 (26%) Corporate EBITDA ($7) ($8) 13% ($8) 13% ($14) ($32) 56% EBITDA¹ $386 $287 34% $296 30% $1,246 $1,407 (11%)

Vinyls Segment Performance 6 Fourth Quarter 2020 vs. Third Quarter 2020 + Higher sales prices and margins for PVC resin + Lower restructuring costs – Impact from hurricanes – Higher fuel costs Fourth Quarter 2020 vs. Fourth Quarter 2019 + Higher sales prices and margins for PVC resin + Higher earnings in building products business – Impact from hurricanes – Lower sales prices for caustic soda – Higher fuel costs ($ in millions) 4Q 2020 3Q 2020 4Q 2020 vs. 3Q 2020 4Q 2019 4Q 2020 vs. 4Q 2019 2020 2019 2020 vs. 2019 Sales $1,590 $1,529 4% $1,485 7% $5,972 $6,336 (6%) Operating Income $166 $42 295% $68 144% $301 $451 (33%) EBITDA $334 $209 60% $218 53% $957 $1,032 (7%)

Olefins Segment Performance 7 Fourth Quarter 2020 vs. Third Quarter 2020 – Impact from hurricanes + Higher sales prices and margins for polyethylene Fourth Quarter 2020 vs. Fourth Quarter 2019 – Impact from hurricanes + Higher sales prices and margins for polyethylene ($ in millions) 4Q 2020 3Q 2020 4Q 2020 vs. 3Q 2020 4Q 2019 4Q 2020 vs. 4Q 2019 2020 2019 2020 vs. 2019 Sales $375 $369 2% $398 (6%) $1,532 $1,782 (14%) Operating Income $22 $51 (57%) $49 (55%) $160 $260 (38%) EBITDA $59 $86 (31%) $86 (31%) $303 $407 (26%)

Financial Reconciliations

Consolidated Statements of Operations 9 Three months ended September 30, Three months ended December 31, Twelve months ended December 31, 2020 2020 2019 2020 2019 (In millions of dollars, except per share data) Net sales $ 1,898 $ 1,965 $ 1,883 $ 7,504 $ 8,118 Cost of sales 1,650 1,642 1,633 6,481 6,858 Gross profit 248 323 250 1,023 1,260 Selling, general and administrative expenses 108 117 115 449 458 Amortization of intangibles 27 28 28 109 109 Restructuring, transaction and integration-related costs 34 0 5 36 37 Income from operations 79 178 102 429 656 Interest expense (37) (34) (35) (142) (124) Other income, net 12 12 6 44 38 Income before income taxes 54 156 73 331 570 Provision for (benefit from) income taxes (15) 33 (12) (42) 108 Net income 69 123 85 373 462 Net income attributable to noncontrolling interests 12 10 13 43 41 Net income attributable to Westlake Chemical Corporation $ 57 $ 113 $ 72 $ 330 $ 421 Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 0.45 $ 0.87 $ 0.56 $ 2.57 $ 3.26 Diluted $ 0.45 $ 0.87 $ 0.56 $ 2.56 $ 3.25

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities 10 Three months ended September 30, Three months ended December 31, Twelve months ended December 31, 2020 2020 2019 2020 2019 (In millions of dollars) Net cash provided by operating activities $ 357 $ 431 $ 333 $ 1,297 $ 1,301 Changes in operating assets and liabilities and other (230) (316) (228) (778) (785) Deferred income taxes (58) 8 (20) (146) (54) Net income 69 123 85 373 462 Less: Other income, net 12 12 6 44 38 Interest expense (37) (34) (35) (142) (124) Benefit from (provision for) income taxes 15 (33) 12 42 (108) Income from operations 79 178 102 429 656 Add: Depreciation and amortization 196 196 188 773 713 Other income, net 12 12 6 44 38 EBITDA $ 287 $ 386 $ 296 $ 1,246 $ 1,407

Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) 11 Three months ended September 30, Three months ended December 31, Twelve months ended December 31, 2020 2020 2019 2020 2019 (In millions of dollars) Vinyls EBITDA $ 209 $ 334 $ 218 $ 957 $ 1,032 Less: Depreciation and Amortization 160 159 150 626 563 Other Income 7 9 0 30 18 Vinyls Operating Income (Loss) 42 166 68 301 451 Olefins EBITDA 86 59 86 303 407 Less: Depreciation and Amortization 34 35 36 139 142 Other Income 1 2 1 4 5 Olefins Operating Income (Loss) 51 22 49 160 260 Corporate EBITDA (8) (7) (8) (14) (32) Less: Depreciation and Amortization 2 2 2 8 8 Other Income 4 1 5 10 15 Corporate Operating Income (Loss) (14) (10) (15) (32) (55) Vinyls Operating Income (Loss) 42 166 68 301 451 Olefins Operating Income (Loss) 51 22 49 160 260 Corporate Operating Income (Loss) (14) (10) (15) (32) (55) Total Operating Income (Loss) $ 79 $ 178 $ 102 $ 429 $ 656

Quarterly Industry Pricing

EXHIBIT 99.2

Average Quarterly Industry Prices (1)

	Quarter Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Average domestic prices					
Ethane (cents/lb) (2)	6.3	4.7	6.4	7.4	7.1
Propane (cents/lb) (3)	11.8	8.8	9.6	11.9	13.5
Ethylene (cents/lb) (4)	22.8	15.8	11.0	19.3	24.0
Polyethylene (cents/lb) (5)	54.0	52.3	49.0	61.0	67.7
Styrene (cents/lb) (6)	77.1	62.3	48.3	53.8	59.6
Caustic soda ($/short ton) (7)	662	648	698	697	653
Chlorine ($/short ton) (8)	175	176	175	176	193
PVC (cents/lb) (9)	67.8	71.8	66.5	73.3	84.5
Average export prices					
Polyethylene (cents/lb) (10)	37.7	39.4	38.5	45.7	53.2
Caustic soda ($/short ton) (11)	219	203	319	260	219
PVC (cents/lb) (12)	33.6	36.9	27.5	38.5	55.4

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Mont Belvieu spot prices of purity ethane over the period.
3) Average Mont Belvieu spot prices of non-TET propane over the period.
4) Average North American spot prices of ethylene over the period.
5) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
6) Average North American contract prices of styrene over the period.
7) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
8) Average North American contract prices of chlorine over the period.
9) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
10) Average North American export price for low density polyethylene GP-Film grade over the period.
11) Average North American low spot export prices of caustic soda over the period.
12) Average North American spot export prices of PVC over the period.

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Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding PVC, polyethylene and building products pricing and demand, continued recovery in key end markets (such as housing starts), our cost control and efficiency efforts, our ability to capture integrated chain margin, and results of reinvestment in our businesses. Actual results may differ materially depending on factors such as general economic and business conditions; the cyclical nature of the chemical industry; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, Europe and worldwide economies, including those due to political tensions in the Middle East and elsewhere; current and potential governmental regulatory actions in the United States and Europe and regulatory actions and political unrest in other countries; industry production capacity and operating rates; the supply/ demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks; changes in laws or regulations; technological developments; our ability to implement our business strategies; creditworthiness of our customers; uncertainties associated with the COVID-19 pandemic; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer 14